NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. REPORTS FIRST QUARTER 2023 RESULTS

•$58.3 million in cash
•$424.3 million in sales, a 4.4 percent sequential and 32.8 percent year-over-year increase
•Net income of $17.6 million versus $12.6 million compared to Q1 2022
•GAAP diluted EPS of $0.95
•$43.1 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Free cash flow of $22.6 million

Houston, TX – May 11, 2023 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2023. The following are results for the three months ended March 31, 2023, compared to the three months ended March 31, 2022. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

First Quarter 2023 financial highlights:

•Sales increased 32.8 percent to $424.3 million, compared to $319.4 million for the first quarter of 2022 and 4.4 percent compared to the fourth quarter of 2022.
•Earnings per diluted share for the first quarter were $0.95 based upon 18.4 million diluted shares, compared to earnings of $0.65 per share in the first quarter of March 31, 2022, based on 19.4 million diluted shares.
•Net income for the first quarter was $17.6 million, compared to $12.6 million for the corresponding prior-year period.
•Adjusted earnings before interest, taxes, depreciation and amortization and other non-cash charges (Adjusted EBITDA) for the first quarter of 2023 was $43.1 million compared to $28.3 million for the first quarter of 2022. Adjusted EBITDA as a percentage of sales was 10.2 percent and 8.8 percent, respectively.
•Free cash flow (cash flow from operating activities less capital expenditures) for the first quarter of 2023 was $22.6 million compared to $1.9 million for the first quarter of 2022.
“The DXPeople continue to perform well and set new highs amidst solid demand in an ever-changing environment. All three segments delivered strong growth and good margins, while we continue to invest in our growth strategies and continue to be customer driven experts,” commented David R. Little, Chairman and CEO.
“While managing the slowing pace of inflation and other market challenges, overall, we are off to a great start to the year, and we feel good about the outlook for 2023. With our strong, growing DXPeople, a robust acquisition pipeline, and a drive to continue to create value for all our stakeholders, we are confident in our ability to drive exceptional performance and growth in years to come. DXP’s first quarter 2023 sales were a record $424.3 million, or a 32.8 percent increase year-over-year and a 4.4 percent increase over the fourth quarter. Sales were $295.2 million for Service Centers, $62.0 million for Innovative Pumping Solutions and $67.0 million for Supply Chain Services.”
David R. Little, finally remarked, “Thanks to solid execution by our employees, DXP posted strong record sales results and adjusted EBITDA for our first quarter of 2023. The DXP team continues to improve and execute well in a challenging and inconsistent market environment. Profitable growth remains a primary focus, including M&A opportunities and organic initiatives, as we position DXP to deliver and drive increased shareholder value. Thank you to all our customers and DXPeople."
Kent Yee, CFO, remarked, “Our first quarter sales and adjusted EBITDA established another set of new high watermarks for DXP. Our first quarter year-over-year and sequential financial results continue to reflect the growth we have been experiencing over the last ten quarters and reflect our financial goals to grow organically and through acquisitions. We have diversified our end markets and business model exposure. Our acquisitions continued to perform well, contributing strongly to our overall sales and Adjusted EBITDA growth for the quarter. We remain very confident in our tremendous team, our balanced business, a strong balance sheet, and our ability to continue building and strengthening DXP through key initiatives and acquisitions. We expect to continue delivering exceptional performance and growth in the years ahead. Total debt outstanding as of March 31, 2023, was $427.0 million. DXP's secured leverage ratio or net debt to EBITDA ratio was 2.52:1.0 with a covenant EBITDA of $146.4 million for the last twelve months ending March 31, 2023. We expect to find ways to continue the momentum through fiscal 2023.”

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, Adjusted EBITDA, free cash flow, non-GAAP net income and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, free cash flow and non-GAAP net income referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase company shares, and for certain other activities.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2023	2022

Sales	$424,267	$319,411
Cost of sales	299,226	224,527
Gross profit	125,041	94,884
Selling, general and administrative expenses	89,642	73,325
Operating income	35,399	21,559
Other (income) loss	(469)	536
Interest expense	11,521	5,162
Income before income taxes	24,347	15,861
Provision for income taxes	6,767	3,332
Net income	17,580	12,529
Net (loss) attributable to NCI*	—	(113)
Net income attributable to DXP Enterprises, Inc.	17,580	12,642
Preferred stock dividend	23	23
Net income attributable to common shareholders	$17,557	$12,619

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.95	$0.65

Weighted average common shares and common equivalent shares outstanding	18,436	19,374

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•Service Centers’ revenue for the first quarter was $295.2 million, a 5.7 percent sequential increase and an increase of 34.9 percent year-over-year with a 15.1 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the first quarter was $62.0 million, a sequential decrease of 1.3 percent and an increase of 16.9 percent year-over-year with a 16.6 percent operating income margin.
•Supply Chain Services’ revenue for the first quarter was $67.0 million, a 2.0 percent sequential increase and an increase of 41.0 percent year-over-year with a 8.2 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended March 31,
Sales	2023	2022
Service Centers	$295,226	$218,797
Innovative Pumping Solutions	61,998	53,058
Supply Chain Services	67,043	47,556
Total DXP Sales	$424,267	$319,411

	Three Months Ended March 31,
Operating Income	2023	2022
Service Centers	$44,705	$27,351
Innovative Pumping Solutions	10,305	7,069
Supply Chain Services	5,514	4,020
Total segments operating income	$60,524	$38,440

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Operating income for reportable segments	$60,524	$38,440
Adjustment for:
Amortization of intangibles	4,758	4,235
Corporate expenses	20,367	12,646
Total operating income	$35,399	$21,559
Interest expense	11,521	5,162
Other (income) loss	(469)	536
Income before income taxes	$24,347	$15,861

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of EBITDA and Adjusted EBITDA, non-GAAP financial measures, to income before taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,
	2023	2022
Income before income taxes	$24,347	$15,861
Plus: interest expense	11,521	5,162
Plus: depreciation and amortization	6,782	6,752
EBITDA	$42,650	$27,775

Plus: NCI income (loss) before tax*	$—	$113
Plus: stock compensation expense	476	370
Adjusted EBITDA	$43,126	$28,258
* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$58,282	$46,026
Restricted cash	91	91
Accounts receivable, net of allowances for doubtful accounts	311,387	320,880
Inventories	109,403	101,392
Costs and estimated profits in excess of billings	41,967	23,588
Prepaid expenses and other current assets	17,238	21,644
Income taxes receivable	972	2,493
Total current assets	$539,340	$516,114
Property and equipment, net	47,754	45,964
Goodwill	333,816	333,759
Other intangible assets, net of accumulated amortization	74,830	79,585
Operating lease right-of-use assets	52,353	57,402
Other long-term assets	5,068	4,456
Total assets	$1,053,161	$1,037,280

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$4,369	$4,369
Trade accounts payable	106,320	100,784
Accrued wages and benefits	26,617	26,260
Customer advances	14,507	20,128
Billings in excess of costs and estimated profits	10,183	10,411
Federal income taxes payable	6,266	—
Current-portion operating lease liabilities	17,698	18,083
Other current liabilities	38,795	32,866
Total current liabilities	$224,755	$212,901
Long-term debt, less unamortized debt issuance costs	408,755	409,205
Long-term operating lease liabilities	38,507	40,189
Other long-term liabilities	4,770	4,701
Deferred income taxes	2,090	4,892
Total long-term liabilities	$454,122	$458,987
Total Liabilities	$678,877	$671,888
Equity:
Total DXP Enterprises, Inc. equity	374,284	365,392
Total liabilities and equity	$1,053,161	$1,037,280

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,
	2023	2022

Net cash from operating activities	$26,449	$2,680
Less: purchases of property and equipment	(3,804)	(740)
Free cash flow	$22,645	$1,940

Note: Supplemental non-cash items include share repurchases which have been excluded.